UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CPG CARLYLE COMMITMENTS FUND, LLC
CPG CARLYLE COMMITMENTS MASTER FUND, LLC

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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☐	Fee paid previously with preliminary materials.

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2

Over the past several weeks, you should have received communications regarding a proxy campaign to approve matters relating to the proposed acquisition by Macquarie Management Holdings, Inc. of Central Park Group, LLC, the parent company of the investment adviser to your Fund. The Fund’s Board of Directors recommends that you vote FOR all proposals up for consideration.

Our records show that you have not yet voted. Your vote is important and will make a meaningful difference in our ability to conduct business related to the proposed acquisition.

    To cast your vote, please call 1-800-574-6506 Monday - Friday from 9:00am - 10:00pm ET.
    A proxy specialist will review the proposals and quickly take your vote.

Please vote as soon as possible.

We thank you for your confidence and support.

Mitchell A. Tanzman

Director and Principal Executive Officer of the Fund

If you received this communication in error, please disregard. When calling to cast your vote, you will be asked to verify information about your holdings.